SIGMA LABS, INC.

3900 Paseo del Sol

Santa Fe, New Mexico 87507

VIA EMAIL AND U.S. MAIL

September __, 2017

Re: Form of Amendment of Warrant and Note

Ladies and Gentlemen:

Reference is made to the 10% Secured Convertible Note in the aggregate principal amount of $_______ and dated October 17, 2016 (the “Note”) issued to _______ by Sigma Labs, Inc. (“Sigma Labs”) and to the Common Stock Purchase Warrant dated October 17, 2016 (the “Warrant”) issued to _______ by Sigma Labs. This letter (the “Letter Agreement”) sets forth the agreement between _______ and Sigma Labs regarding the following matters in consideration of payment to _______ as set forth in Section A.3.

A.Amendment of the Note

1.Effective as of the date of this Letter Agreement, the first sentence in the third full paragraph on page 1 of the Note is amended to read in full as follows:

“FOR VALUE RECEIVED, the Company promises to pay to _______ or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $_______ and accrued interest on the date that is the earlier of May 18, 2018 or the date that Company closes an underwritten public offering of its securities in which it raises gross proceeds of at least $3,000,000 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof.”

2.Effective as of the date of this Letter Agreement, all other references in the Note to October 17, 2017 shall instead be deemed to refer to May 18, 2018.

3.Effective as of the date of this Letter Agreement, the first sentence of Section 4(b) of the Note is amended to read in full as follows:

“Subject to Section 5, the “Conversion Price” in effect on any Conversion Date means, as of any Conversion Date or other date of determination, $2.00.”

4.Except as expressly set forth above in Sections A.1, A.2, and A.3, each provision of the Warrant remains unchanged and in full force and effect.

B.Amendment of the Warrant

1.Effective as of the date of this Letter Agreement, Section 2(b) of the Warrant is amended to read in full as follows:

“(b)Exercise Price. The initial exercise price per share of the Common Stock under this Warrant shall be equal to $2.00 per share, subject to adjustment under Section 3 (the “Exercise Price”).”

2.Except as expressly set forth above in Section B.1, each provision of the Warrant remains unchanged and in full force and effect.

C.Additional Agreements of _______and Sigma Labs

_______ and Sigma Labs also agree as follows:

1

1._______ agrees (a) that the issuance of securities contemplated by the Exchange Agreement between Sigma Labs and Dawson James Securities, Inc. (“Dawson”), a copy of which is attached to this Letter Agreement, constitutes an Exempt Issuance as defined in the Securities Purchase Agreement dated as of October 17, 2016 (the “Securities Purchase Agreement”) among Sigma Labs and the purchasers named in the Securities Purchase Agreement, (b) that such issuance of securities to Dawson does not constitute an event of default under the Securities Purchase Agreement or any agreement executed in connection with the Securities Purchase Agreement, and (c) that such issuance of securities to Dawson does not provide _______ with a right to a reduction in the Note conversion price or the Warrant exercise price.

2.Sigma Labs agrees to deliver a wire transfer or cashier’s check to _______, no later than three business days after its receipt from _______ of an executed copy of this Letter Agreement, in an aggregate amount equal to $_______ (representing 50% of the outstanding principal balance of the Note) plus all accrued interest on the Note. _______ agrees that the payment by Sigma Labs described in the preceding sentence does not constitute an event of default under the Securities Purchase Agreement or any agreement executed in connection with the Securities Purchase Agreement, and _______ waives its right to a prepayment penalty, a prepayment amount, or any other remedy with respect to such payment under the Note, the Securities Purchase Agreement, or any other agreement executed in connection with the Securities Purchase Agreement.

3.Sigma Labs shall deliver a new Note and Warrant to _______ not later than three business days after the delivery by the parties of an executed copy of this Letter Agreement and _______ delivery of the originals of the Note and Warrant, each marked “Cancelled.”

4.Sigma Labs agrees to file a prospectus supplement with the Securities and Exchange Commission no later than three business days after its receipt from _______ of an executed copy of this Letter Agreement. Such prospectus supplement shall describe the amended Note conversion price and Warrant exercise price and other relevant portions of this Letter Agreement.

Please indicate your agreement with the provisions of this Letter Agreement by executing this Letter Agreement and returning it to me.

Very truly yours,

John Rice
Interim Chief Executive Officer
Sigma Labs, Inc.

AGREED TO AND ACCEPTED:

_______

By: ____________________

Print Name: _____________

Its: ____________________